Exhibit 10.61.1
FIRST AMENDMENT TO LEASE
(Ridgetop Three Office Building, Sterling, Virginia)
     THIS FIRST AMENDMENT TO LEASE (“First Amendment”) is made as of July 15, 2010 and is by and between RIDGETOP THREE, L.L.C. (“Landlord”) and NEUSTAR, INC. (“Tenant”).
RECITALS
     A. By Lease dated as of January 20, 2010 (the “Original Lease”) the Landlord leased to the Tenant the building known as Ridgetop Three having a street address of 21575 Ridgetop Circle, Sterling, Virginia 21066.
     B. The Original Lease provides for an Initial Term (as defined in Section 1.5 of the Original Lease) that is to begin on October 1, 2010. The Landlord and the Tenant now desire that that date be changed to November 1, 2010.
     NOW, THEREFORE, THIS FIRST AMENDMENT WITNESSETH, that for Five Dollars ($5.00) and other good and valuable consideration paid by each of the parties to the other, the parties agree as follows:
     1. Section 1.4. Landlord and Tenant acknowledge and agree that upon signing the Lease Landlord provided Tenant limited access to the Premises for purposes of review and design of the Premises (and not for the purposes of construction of Tenant Improvements). By entering into this Amendment, Landlord and Tenant desire to further restrict Tenant’s access to the Premises as more particularly set forth herein. Accordingly, Landlord and Tenant acknowledge and agree to the following:
     A. The first paragraph of Section 1.4 of the Original Lease is hereby deleted in its entirety.

     B. The second paragraph of Section 1.4 of the Original Lease is hereby deleted in its entirety, and the following inserted in its place:
     “1.4 Landlord Work. Landlord shall at its sole cost and expense deliver possession of the Premises to Tenant on the Initial Term Beginning Date in the following condition:”
     C. Throughout the Lease, all references to “Construction Period Beginning Date” shall be changed to “Initial Term Beginning Date”.
     D. The last sentence of Section 1.4(a) is hereby deleted in its entirety and the following inserted in its place:
“Tenant acknowledges that, except for the one inch horizontal mini blinds, to Tenant’s knowledge all of the Landlord’s Work has been completed.”
     E. A new Section 1.4(c) is hereby inserted into the Lease, to read as follows:
     “c. Tenant has gained access to the Premises, and hereby agrees to indemnify, protect, defend and hold Landlord harmless from and against any liability, claims, damages and expenses arising from the negligent actions or omissions of Tenant and any Architect/Engineers and/or Tenant’s Agents on the Premises or in the Building. On and after the date of this Amendment, only with Landlord’s prior consent, not to be unreasonably withheld, conditioned or delayed, Tenant may access the Premises prior to the Initial Term Beginning Date, but only for the limited purposes of review and design of the Premises (and not for the purposes of construction of Tenant Improvements) (the “Limited Access Period”). All of the covenants, terms and conditions of the Lease shall apply during the Limited Access Period, except that no monthly installment of Rent or Additional Rent, or any other cost or charge of any kind, shall be due and payable during the Limited Access Period. Landlord shall have the right to inspect the Premises at any time during the Limited Access Period. If Tenant has damaged the Premises in any way then Landlord shall so notify Tenant within ten (10) days following such inspection, and, in addition to all obligations and covenants of Tenant set forth in the Lease, Tenant shall (1) promptly repair any such damage; and (2) indemnify, protect, defend and hold Landlord harmless from any costs, expenses, and liabilities of any kind (including reasonable attorney’s fees) arising from such damage. On and after the Initial Term Beginning Date, Tenant shall have all possessory and other rights arising from the Lease, including without limitation the right to commence construction activities at the Premises, all subject to the terms and conditions of the Lease. As stated in Section 5.7 of the Lease, by the Initial Term Beginning Date, each party shall give certificates of insurance to the other party.”

     2. The date October 1, 2010 that appears twice in the second line of Section 1.5 of the Original Lease is hereby deleted and the date November 1, 2010 is inserted in lieu thereof, it being intended that the Initial Term will begin on November 1, 2010.
     3. In the penultimate line of Section 1.6, the phase “the Construction Period Right of Entry,” is hereby deleted in its entirety and replaced with “Limited Access Period”.
     4. The date October 1, 2010 that appears in the first line of Subsection (a) of Section 2.1 of the Original Lease is hereby deleted and the date November 1, 2010 is inserted in lieu thereof, it being intended that no Rent shall accrue during the period beginning on November 1, 2010 and ending on January 31, 2011.
     5. Section 5.6(h) is hereby revised to read as follows:
“(h) be maintained during the entire Term and any extension Terms.”
     6. The Landlord and Tenant hereby acknowledge and agree that the Original Lease, as amended by this First Amendment, shall for purposes of Section 55-2 of the Code of Virginia (1950), as amended, be deemed a Deed of Lease.
     7. The Original Lease is amended by this First Amendment and is hereby ratified and confirmed by the Landlord and Tenant, and the same shall remain in full force and effect.
     8. This First Amendment may be executed in counterparts that, together, shall constitute a single instrument.
[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

WITNESS:	LANDLORD:

/s/ Jackie Youngcourt	RIDGETOP THREE, L.L.C.

	By:	/s/ Robert A. Bavar
Robert A. Bavar, Manager

TENANT:

NEUSTAR, INC.

/s/ Bryan Carter	By:	/s/ Paul S. Lalljie

Paul S. Lalljie, Senior VP & CFO

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